Exhibit 10.1
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
     This amendment no. 1 to the amended and restated Advisory Agreement made effective as of September 20, 2005, (the “Advisory Agreement”), between CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation (the “Company”), and CORNERSTONE REALTY ADVISORS, LLC, a California limited liability company (the “Advisor”), is entered as of August 31, 2011 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
     WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend and restate Section 9.(b) of the Advisory Agreement;
     WHEREAS, except as expressly set forth herein the terms of the Advisory Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree to amend the Advisory Agreement as follows:
     Section 9.(b) is hereby amended and restated in its entirety as follows:
     9. Fees.
     ...
     “(b) Asset Management Fee. Subject to the overall limitations contained below in this Section 9(b), during the period commencing on the date hereof and continuing until September 30, 2011, the Company shall pay the Advisor for the asset management services included in the services described in Section 4 a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 1.0% of the Average Invested Assets, calculated on a monthly basis as of the last day of each month. Commencing on October 1, 2011, the Asset Management Fee shall be reduced to a monthly amount equal to one-twelfth of 0.75% of the Average Invested Assets, calculated on a monthly basis as of the last day of each month. Notwithstanding the foregoing, the Asset Management Fee shall be reduced if the Independent Directors determine that compensation to be paid to the Advisor is not reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out in accordance with Section 4.2 of the Charter.”
Signature Page Follows.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

CORNERSTONE CORE PROPERTIES REIT, INC.

By:	/s/ Terry G. Roussel

Terry G. Roussel, Chief Executive Officer

CORNERSTONE REALTY ADVISORS, LLC

By:	/s/ Terry G. Roussel

Terry G. Roussel, President